                                                                  Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of
Oasis Residential, Inc. on Form S-3 (File No. 333-    ) of our report dated
January 26, 1996, on our audits of the consolidated financial statements and financial statement schedule of Oasis Residential, Inc. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and of our report dated January 20, 1995, on our audits of the consolidated financial statements and financial statement schedule of Oasis Residential, Inc. as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which report is included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1994, and of our report dated May 10, 1994, on our audit of the Historical Summary of Revenue and Direct Operating Expenses of Paradise Village Apartments for the year ended December 31, 1993, which report is included in the Current Report on Form 8-K/A dated May 12, 1994. We also consent to the reference to our Firm under the caption "Experts."


                                        Coopers & Lybrand L.L.P.



San Francisco, California
November 20, 1996